UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 18, 2023

Kronos Bio, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39592	82-1895605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 So. El Camino Real, Suite 400 San Mateo, California	94402
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 781-5200

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	KRON	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On December 18, 2023, Kronos Bio, Inc. (the “Company”) announced an update on its pipeline. After a review of data from the phase 1b portion of its phase 1b/2 trial of lanraplenib, a SYK inhibitor, in combination with gilteritinib in FLT3-mutated relapsed/refractory acute myeloid leukemia, the Company has decided not to proceed to phase 2. This decision was based on a review of the data from 24 patients across the four dose cohorts (20 – 90 mg lanraplenib in combination with 120 mg gilteritinib). While there were blast reductions in some patients, no complete response (CR) or CR with partial hematologic recovery (CRh) was observed, with a number of patients discontinuing early in treatment. Patients in the study were older, more heavily pre-treated and frailer than the relapsed/refractory patients in earlier studies. Many patients experienced non-drug related infectious disease complications leading to discontinuation during the first two months of treatment without achieving the count recovery needed to achieve a CR or CRh. The Company believes there could be utility for lanraplenib in other indications and is open to further development of lanraplenib with a partner.

The Company also announced the designation a new development candidate, KB-9558, which targets the lysine acetyltransferase (KAT) domain of p300, a critical node of the IRF4 transcription regulatory network (TRN). IRF4 is a key driver in multiple myeloma.  KB-9558 is the second molecule to emerge from the Company’s proprietary product engine, and is currently in IND-enabling studies, which are expected to be completed in the fourth quarter of 2024.

The Company’s first internally discovered molecule, KB-0742, an inhibitor of CDK9, has demonstrated on-mechanism, single agent anti-tumor activity and a manageable safety profile in pre-treated patients with transcriptionally addicted solid tumors. KB-0742 recently cleared the 80 mg dose in the dose escalation portion of the ongoing phase 1/2 trial. Patients currently in the two expansion cohorts will now be able to receive the 80 mg dose. The Company expects to provide data from the expansion phase of the trial in mid-2024.

Forward-Looking Statements

Statements in this report that are not statements of historical fact are forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This report, in some cases, uses terms such as “anticipate,” “believe,” “could,” “expect,” “on track,” “plan,” “potential,” “promising,” “will,” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding the Company’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, the expected timing for completing IND-enabling studies for KB-9558; the expected timing for additional clinical data from the KB-0742 trial; future dosing in the expansion cohorts of the KB-0742 trial; the potential utility of lanraplenib in other indications and the potential pursuit of any such indications with a partner; the potential of the Company’s product candidates, including any potential implied from early clinical data; and other statements that are not historical fact. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including, without limitation: changes in the macroeconomic environment or competitive landscape that impact the Company’s business; whether the Company will be able to progress its preclinical studies and clinical trials on the timelines anticipated, including due to risks inherent in the development of novel therapeutics; risks related to the Company’s limited experience as a company in conducting clinical trials; the risk that results of preclinical studies and early clinical trials (including preliminary results) are not necessarily predictive of future results; and risks associated with the sufficiency of the Company’s cash resources and need for additional capital. These and other risks are described in greater detail in the Company’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, filed with the SEC on November 13, 2023. Any forward-looking statements that are made in this report speak only as of the date of this report and are based on management’s assumptions and estimates as of such date. Except as required by law, the Company assumes no obligation to update the forward-looking statements whether as a result of new information, future events or otherwise, after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRONOS BIO, INC.

	By:	/s/ Norbert Bischofberger
Norbert Bischofberger, Ph.D. President and Chief Executive Officer

Dated: December 18, 2023